                 [Allscrips Pharmaceuticals, Inc. Letterhead]



                                  May 1, 1995



Mr. John G. Cull
1252 Arbor Lane
Palatine, Illinois 60067

Dear John:

     In consideration for your agreement to the terms of the non-competition agreement described below, Allscrips Pharmaceuticals, Inc. (the "Company") has agreed to establish your severance arrangements following a change in control and upon discharge or dismissal other than for cause.

Non-Competition Agreement
-------------------------

     For a period of twelve (12) months following the termination of your employment for any reason, including voluntary termination by you, you shall not
(i) directly or indirectly act in concert or conspire with any persons then employed by the Company in order to engage in or have a financial or other interest in any business which is a Direct Competitor; or (ii) serve as an employee, agent, partner, shareholder or consultant for, or in any other capacity participate, engage or have a financial or other interest in, any business which is a Direct Competitor; provided, however, that you shall not be prohibited from owning up to 2% of the outstanding shares of capital stock of a company whose equity securities are registered under Section 12 of the Securities Exchange Act of 1934. Direct Competitor shall mean any person or entity engaged in the business of marketing or providing within the United States prescription products or services or pharmacy benefit management products or services that are at the time of determination competitive with the products or services offered or planned to be offered by the Company, within twelve (12) months following termination of your employment, including, without limitation, prepackaged prescription products or services, point of care pharmacy dispensing systems, mail service pharmacy products or services, prescription card services or pharmaceutical delivery systems.

Severance
---------

     Should you be discharged by the Company at any time after the date hereof (other than at any time after a Change in Control) for any reason other than a Dismissal or Discharge for Cause, you will receive for a period of twelve (12) months, a monthly payment equal to the sum of (i) your then in-effect monthly salary and (ii) one-twelfth (1/12) of the pro rata portion of any bonus paid or payable for the prior year (with the pro rated portion being the product of (x) the full bonus amount earned by you in the prior year and (y) the fraction the numerator of which is

Mr. John G. Cull
May 1, 1995
Page 2


the number of full calendar months of the current year preceding the date of termination of your employment and denominator of which is twelve (12)) (the aggregate amount referred to in clause (ii) is referred to herein as the "Pro Rata Bonus Amount") and health insurance coverage which is at least as favorable to you as the health insurance coverage provided to senior executive employees of the Company for such period. You shall be entitled to such payments whether or not you obtain other employment and are compensated therefor, unless such other employment constituted a violation of your agreement not to compete set forth above. Dismissal or Discharge for Cause shall mean dismissal or discharge for (i) the willful or grossly negligent failure by you to perform your duties and obligations hereunder in any material respect (other than any such failure resulting from your disability), (ii) conviction of a felony involving moral turpitude which is injurious to the Company, (iii) violation of the law in connection with your employment which is materially injurious to the Company, monetarily or otherwise, or (iv) blatant and willful disregard by you of lawful written directions from your superiors.

     Should you be discharged by the Company within six (6) months of a Change in Control, you will receive for a period of twelve (12) months, monthly payments equal to the sum of (i) your then in-effect monthly salary and (ii) one-twelfth (1/12) of the Pro Rata Bonus Amount and health insurance coverage which is at least as favorable to you as the health insurance coverage provided to senior executive employees of the Company for such period. You shall be entitled to such payments whether or not you obtain other employment and are compensated therefor, unless such other employment constituted a violation of your agreement not to compete set forth above. Discharge by the Company for purposes of the first sentence of this paragraph shall mean (i) termination of your employment involuntarily (other than a Dismissal or Discharge for Cause) or
(ii) your voluntary termination following (A) a change in your position with the Company which materially reduces your level of responsibilities or (B) a material reduction in your overall level of compensation, provided and only if such change or reduction is effected without your written consent. Change in Control shall mean and be determined to have occurred upon any one of the following events: (i) any person or entity becoming the owner, directly or indirectly, of securities representing 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors other than a person or entity which as of October 1, 1994, owned, directly or indirectly, such amount or more; provided, however, that no Change in Control shall be deemed to have occurred if immediately subsequent to an acquisition of securities, at least a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors are owned, directly or indirectly, by the persons who, immediately prior to such acquisition, were the owners, directly or indirectly, of at least a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, in substantially the same proportion; or (ii) (A) the Company shall be a party to a merger or consolidation in which persons who were the owners, directly or indirectly, of at least a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of the directors immediately prior thereto do not own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of

Mr. John G. Cull
May 1, 1995
Page 3


directors immediately subsequent thereto or (B) the Company shall sell all or substantially all of its assets.

Accelerated Vesting
-------------------

     All options granted to you by the Company will provide for accelerated vesting upon the occurrence of the same events that require the Company to make severance payments to you following a Change in Control. All such options will be exerciseable for at least 90 days following your termination of employment with respect to that portion of the option that was vested on the date of termination of your employment.

Confirmation of Employee Non-Solicitation and Non-Disclosure Agreement
----------------------------------------------------------------------

     Attached as Exhibit A hereto is a copy of the Employee Non-Solicitation and Non-Disclosure Agreement entered into between you and the Company simultaneously with, and in consideration of, this Agreement (the "Non-Disclosure Agreement"). The Company and you acknowledge and confirm the agreements contained herein are in addition to the agreements in the Non-Disclosure Agreement and that the Non-Disclosure Agreement supersedes any previous agreements between you and the Company relating to the subject matter thereof.

     Your countersignature of this letter agreement will signify your agreement to its terms.

                                    Very truly yours,

                                    /s/ Michael E. Cahr
                                    ---------------------------------------
                                    Michael E. Cahr
                                    President-Chief Executive Officer
                                    Allscrips Pharmaceuticals, Inc.

Accepted and Agreed to:

        /s/ John G. Cull
--------------------------------
         John G. Cull

Dated:       7/19/95
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